UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

Blackstone Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed by Blackstone Inc. (the “Company”) on October 23, 2025 (the “Original 8-K”) is being filed to correct a financial printer edgarization error in the copy of the Company’s earnings presentation furnished as Exhibit 99.1 to the Original 8-K (the “EDGAR Copy”). Due to the error, one figure in the EDGAR Copy did not conform to the actual earnings presentation as posted on October 23, 2025 in the “Overview” and “Events” sections of the Shareholders page on the Company’s website (the “Earnings Presentation”). More specifically, as accurately reflected in the Earnings Presentation, the Net Realizations of our Private Equity segment for the quarter ended September 30, 2025 were $380.1 million (as opposed to $280.1 million reflected on page 11 in the EDGAR Copy). There were no other discrepancies between the EDGAR Copy and the Earnings Presentation. The purpose of this Amendment is to correct the error in the EDGAR Copy. There are no other changes to the Original 8-K.

Item 2.02 Results of Operations and Financial Condition.

On October 23, 2025, Blackstone Inc. issued a press release and detailed presentation announcing financial results for its third quarter ended September 30, 2025.

The press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Blackstone Inc. dated October 23, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2025

Blackstone Inc.

By:	/s/ Michael S. Chae

Name:	Michael S. Chae
Title:	Chief Financial Officer

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